UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 28, 2024

Commission File Number	Exact Name of Each Registrant as specified in its charter; State of Incorporation; Address; and Telephone Number		IRS Employer Identification No.
1-8962	PINNACLE WEST CAPITAL CORPORATION		86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
	Phoenix Arizona	85072-3999
(602) 250-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2024, Pinnacle West Capital Corporation (“Pinnacle West” or the “Company”) entered into separate forward sale agreements (each, a “Forward Sale Agreement” and, together, the “Forward Sale Agreements”) with Mizuho Markets Americas LLC and Wells Fargo Bank, National Association (each, a “Forward Purchaser” and, together, the “Forward Purchasers”), relating to an aggregate of 9,774,436 shares of the Company’s common stock, no par value (the “common stock”). On February 29, 2024, the Company entered into additional forward sale agreements with the Forward Purchasers relating to an aggregate of 1,466,165 shares of common stock (the “Additional Forward Sale Agreements” and, unless the context otherwise requires, the term Forward Sale Agreements as used in this Current Report on Form 8-K includes the Additional Forward Sale Agreements).

Each Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at the Company’s discretion no later than September 4, 2025. On a settlement date or dates, if the Company decides to physically settle a Forward Sale Agreement, the Company will issue shares of the common stock to the relevant Forward Purchaser or its affiliate at the then-applicable forward sale price. The forward sale price will initially be $64.505 per share. Each Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be subject to decrease on each of certain dates specified in each Forward Sale Agreement by amounts related to expected dividends on shares of the common stock during the term of the relevant Forward Sale Agreement. The forward sale price will also be subject to decrease if the cost to a Forward Purchaser (or its affiliate) of borrowing a number of shares of the common stock underlying the applicable Forward Sale Agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

In certain circumstances, each Forward Purchaser will have the right to accelerate any Forward Sale Agreement to which it is a party and require the Company to physically settle the Forward Sale Agreement on a date specified by such Forward Purchaser. These circumstances include:

●	the Forward Purchaser determines, in its good faith and commercially reasonable judgment, that it (or its affiliated Forward Seller (as defined below), as applicable) is unable to hedge its exposure to the transaction related to the Forward Sale Agreement because of a lack of sufficient shares of the common stock being made available for borrowing by lenders or that, with respect to borrowing such number of shares of the common stock, the Forward Purchaser (or its affiliated Forward Seller, as applicable) would incur a cost that is greater than the maximum stock loan rate specified in the Forward Sale Agreement;

●	certain ownership thresholds applicable to the relevant Forward Purchaser and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with the relevant Forward Purchaser are exceeded;

●	the Company declares any dividend or distribution on the common stock payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company owned (directly or indirectly) by the Company as a result of a spin-off or similar transaction or (iii) any other type of securities (other than the common stock), rights, warrants or other assets for payment at less than the prevailing market price, as reasonably determined by the Forward Purchaser;

●	the announcement of any event or transaction that, if consummated, would result in certain extraordinary events (as such term is defined in the applicable Forward Sale Agreement and which includes certain mergers and tender offers); or

●	certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by the Company in connection with entering into the Forward Sale Agreement or the occurrence of a delisting of the common stock or of a change in law (as such terms are defined in each of the Forward Sale Agreements).

The foregoing description of the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Forward Sale Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On February 28, 2024, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (collectively, the “Underwriters”), the Forward Purchasers and Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as forward sellers (each a “Forward Seller” and, together, the “Forward Sellers”), relating to the registered public offering and sale by the Forward Sellers of 9,774,436 shares of common stock. The Company also granted the Underwriters a 30-day option to purchase up to an additional 1,466,165 shares of common stock.

On February 29, 2024, the Underwriters exercised in full their option to purchase an additional 1,466,165 shares of common stock pursuant to the Underwriting Agreement. In connection therewith, the Company and the Forward Purchasers entered into the Additional Forward Sale Agreements relating to such number of shares of common stock as described above.

Pursuant to the Underwriting Agreement, the Forward Sellers sold to the Underwriters at the closing on March 4, 2024, an aggregate of 11,240,601 shares of common stock, which shares were borrowed by the Forward Sellers or their respective affiliates from third parties.

The description of the Underwriting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

In connection with the offering, the common stock was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-277448) (the “Registration Statement”), and a prospectus supplement, dated February 28, 2024, which was filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on March 1, 2024.

In connection with the sale of the shares of common stock, the Company is also filing a legal opinion regarding the validity of the shares of common stock as Exhibit 5.1 for the purpose of incorporating the opinion into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 28, 2024, among Pinnacle West Capital Corporation, Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, Mizuho Securities USA LLC, as a forward seller, Mizuho Markets Americas LLC, as a forward purchaser, Wells Fargo Securities, LLC, as a forward seller and Wells Fargo Bank, National Association, as a forward purchaser.
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	Forward Sale Agreement, dated February 28, 2024, between Pinnacle West Capital Corporation and Wells Fargo Bank, National Association.
10.2	Additional Forward Sale Agreement, dated February 29, 2024, between Pinnacle West Capital Corporation and Wells Fargo Bank, National Association.
10.3	Forward Sale Agreement, dated February 28, 2024, between Pinnacle West Capital Corporation and Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as its agent).
10.4	Additional Forward Sale Agreement, dated February 29, 2024, between Pinnacle West Capital Corporation and Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as its agent).
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: March 4, 2024	By:	/s/ Andrew Cooper
Andrew Cooper
Senior Vice President and
Chief Financial Officer